UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): December 18, 2015
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Noranda Aluminum Holding Corporation (the “Company”) previously disclosed an arbitration proceeding between its wholly-owned subsidiary, Noranda Bauxite Limited (“NBL”), a Jamaica limited liability company, and the Government of Jamaica (“GOJ”). The arbitration proceeding addressed a dispute between NBL and the GOJ regarding the extent to which NBL must make production levy payments to the GOJ in connection with shipments of bauxite derived from NBL’s mining operations in Jamaica.
On December 18, 2015, the arbitration panel issued its decision. NBL and the GOJ requested a decision as soon as possible, and the arbitration panel rendered the decision without including an explanation of the reasons for its decision. The Company anticipates that the arbitration panel will issue an explanation of the reasons for its decision in the first quarter of 2016.
As a result of the arbitration panel’s decision, which is described below, the Company expects to record an approximately $5.5 million non-cash charge in fourth quarter 2015. This charge represents additional production levy obligations in excess of amounts recorded in the nine-months ended September 30, 2015. This additional amount reflects the difference between the weighted average $5.67 per dry metric tonne (DMT) production levy due for the nine month period as a result of the arbitration panel’s decision, and the $5.00 per DMT (including $3.75 in cash and $1.25 in letters of credit) previously provided to the GOJ.
Because, as described below, the arbitration panel’s decision indicates that NBL may offset certain income taxes paid against production levy obligations, the Company anticipates that NBL will be entitled to a credit against the entire additional amount for the nine months ended September 30, 2015.
As a consequence of the arbitration panel’s decision, the production levy in effect beginning on January 1, 2015 is $5.00 per DMT, proportionately adjusted for increases in the London Metal Exchange (LME) aluminum prices in accordance with the terms of the establishment agreement, as amended (which defines the terms of the fiscal regime negotiated between the GOJ and NBL). As noted above, the weighted average production levy per DMT is $5.67 for the nine-months ended September 30, 2015. The weighted average production levy per DMT for the three month period ended December 31, 2015 will depend on LME prices for that period; however, it is not expected to be materially different from the historical amount for the first nine months of 2015. The Company is not able to estimate at this time the total amount of credits that may be available to offset production levy obligations subsequent to September 30, 2015.
Specifically, the decision of the arbitration panel was as follows:

•
The arbitration panel decided that a December 13, 2013 letter from the GOJ’s Minister of Science, Technology, Energy and Mining is neither an amendment to the establishment agreement between NBL and the GOJ nor binding on the GOJ. In so deciding, the arbitration panel, in effect, rejected NBL’s claim that, as a result of the Minister’s letter, NBL’s obligation to pay the production levy in the 2015-2017 period should be calculated in accordance with the production levy rate in effect during 2012-2014.

•
The arbitration panel decided that for any year in which NBL computed and settled its income tax on the basis of deducting the production levy as an expense (the “Production Levy Deduction”), NBL is not entitled to the benefit of Section 12 of the Bauxite and Alumina (Special Provisions) Act of 1977 (the “Special Provisions Act”), which permits a “bauxite producer” (a term that, as defined in the Special Provisions Act, ordinarily would include NBL) to claim income tax paid as a credit against the production levy. However, the arbitration panel also decided that NBL could invoke its rights under the Special Provisions Act for any year of assessment in which NBL had not computed and settled its income tax on the basis of treating the Production Levy Deduction as an expense.

•
The arbitration panel decided that NBL’s rights in respect of most favored treatment are governed by the establishment agreement and not by a December 30, 2009 letter to NBL signed by the Chairman of Jamaica Bauxite Mining Limited and countersigned by the President and Chief Executive Officer of the Company in his capacity as a member of the Board of Directors of NBL. In so deciding, the arbitration panel, in effect, rejected NBL’s claim that the letter amended the establishment agreement and, in violation of a provision in the letter, the GOJ failed to afford NBL treatment at least as favorable as that provided to other bauxite and alumina producers in Jamaica with respect to the production levy.

Safe Harbor Statement / Forward Looking Statements
Certain statements in this report are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s anticipation that the arbitration panel will issue an explanation of the reasons for its decision in the first quarter of 2016; the amount of the charge to be recorded in fourth quarter 2015 in respect of additional production levy obligations for the nine months ended September 30, 2015; the Company’s anticipation that NBL will be entitled to a credit against the entire additional amount of the production levy with respect to the nine months ended September 30, 2015 and, therefore, the $5.5 million charge with respect to the additional production levy will be a non-cash charge; and the Company’s expectation that the weighted average production levy per DMT for the three month period ended December 31, 2015 will not be materially different from the historical amount for the first nine months of 2015.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those addressed in the forward-looking statements, including, without limitation, unanticipated delays in the arbitration panel’s issuance of its explanation of the reasons for its decision, challenges to NBL’s application or computation of the credit against production levy obligations and unanticipated fluctuations in LME aluminum prices.

These forward-looking statements are based on current information that may change, and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances occurring after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	December 24, 2015

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary